Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet set forth below reflects consummation of the merger between FNB Bancorp and America California Bank as if the merger had been consummated on June 30, 2015. The unaudited pro forma condensed combined statements of earnings for FNB Bancorp and America California Bank for the six months ended June 30, 2015 and for the year ended December 31, 2014 were prepared as if the merger had been consummated as of the beginning of January 1, 2014. The unaudited pro forma condensed combined financial statements and notes thereto reflect the application of the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of America California Bank are recorded on the books of FNB Bancorp at their fair value as of the effective time of the merger. The difference between the cost of America California Bank and the fair value of its identifiable assets, less the fair value of its liabilities, is recognized as goodwill. The unaudited pro forma condensed combined financial statements included herein are not necessarily indicative of the future results of operations or the future financial position of the combined entities or the results of operations and financial position of the combined entities that would have actually occurred had the transactions been in effect as of the dates or for the periods presented. Such information does not include any pro forma adjustments relating to any future revenue enhancements and reductions in expenses that may be realized.

FNB Bancorp and Subsidiary

Unaudited Proforma Condensed Combined Balance Sheet

June 30, 2015

		America
	FNB	California	Pro Forma		Pro Forma
	Bancorp	Bank	Adjustments		Combined
		(Dollars in thousands)
ASSETS
Cash and due from banks	$91,662	$2,491	$(21,850)	(2)	$72,303
Interest-bearing time deposits with financial institutions	2,138	26,319	—		28,457
Investment securities, available for sale	295,171	243	—		295,414
Other equity securities	6,069	679	—		6,748
Loans	581,501	95,048	(465)	(3)	676,084
Allowance for loan losses	(9,836)	(2,636)	2,636	(3)	(9,836)
Premises and equipment, net	10,527	78	—		10,605
Bank owned life insurance	12,681	2,960	—		15,641
Accrued interest receivable	3,909	285	—		4,194
Other real estate owned, net	806	—	—		806
Goodwill	1,841	—	2,989		4,830
Core deposit intangible, net	81	—	727	(3)	808
Prepaid assets	922	101	—		1,023
Other assets	12,356	1,697	—		14,053
Total assets	$1,009,828	$127,265	$(15,963)		$1,121,130

LIABILITIES
Deposits:
Demand deposits, noninterest bearing	$249,420	$14,116	$—		$263,536
Negotiable order of withdrawal deposits	101,693	4,854	—		106,547
Savings and money market deposits	437,092	46,490	—		483,582
Time deposits	104,935	27,197	243	(3)	132,375
Total deposits	893,140	92,657	243		986,040
Other borrowings	5,250	15,300	81	(3)	20,631
Accrued interest payable and other liabilities	11,001	1,229	2,142	(3)	14,372
Total liabilities	909,391	109,186	2,466		1.021,043

Shareholder’s Equity
Preferred Stock	—	3,884	(3,884)	(4)	—
Common Stock	67,597	10,096	(10,096)	(4)	67,597
Retained earnings	31,452	4,393	(4,393)	(4)	31,102
Escrow and closing costs	—	—	(350)	(2)	—
Accumulated other comprehensive income	1,388	(294)	294	(4)	1,388
Total shareholder’s equity	100,437	18,079	(18,429)		100,087

Total liabilities and shareholder’s equity	$1,009,828	$127,265	$(15,963)		$1,121,130

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

FNB Bancorp and Subsidiary

Proforma Condensed Combined Statement of Earnings

For the Six Months Ended June 30, 2015

		America
	FNB	California	Proforma		Proforma
	Bancorp	Bank	Adjustments		Combined

Interest income:

Interest and fees on loans	$15,565	$2,535	$181	(5)	$18,281
Interest and dividends on cash and securities	2,803	100	—		2,903
Total interest income	18,368	2,635	181		21,184

Interest expense:
Interest on deposits	992	363	(112)	(5)	1,243
Interest on FHLB Advances	1	123	(36) (5)	(5)	88
Interest on note payable	116	—	—		116
Total interest expense	1,109	486	(148)		1,447
Net interest income	17,259	2,149	329		19,737
Provision for loan losses	150	—	—		150
Net interest income after provision for loan losses	17,109	2,149	329		19,587
Noninterest income:
Service charges	1,238	39	—		1,277
Other income	1,107	73	—		1,180
Total noninterest income	2,345	112	—		2,457
Noninterest expense:
Salaries and employee benefits	8,413	1,087	—		9,500
Occupancy and equipment expense	2,129	239	—		2,368
Other expense	3,190	534	93	(6)	3,817
Total noninterest expense	13,732	1,860	93		15,685
Earnings before provision for income tax expense	5,722	401	236		6,359
Provision for income tax expense	1,852	178	97	(7)	2,127
Net earnings available to common shareholders	$3,870	$223	$139		$4,232
Earnings per share:
Basic	$0.90				$0.99
Diluted	$0.88				$0.96
Weighted average shares – basic	4,285				4,285
Weighted average shares – diluted	4,409				4,409

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

FNB Bancorp and Subsidiary

Proforma Condensed Combined Statement of Earnings

For the Year Ended December 31, 2014

		America
		California	Proforma		Proforma
	FNB Bancorp	Bank	Adjustments		Combined

Interest income:
Interest and fees on loans	$31,355	$5,254	$324	(5)	$36,933
Interest and dividends on cash and securities	5,504	158	—		5,662
Total interest income	36,859	5,412	324		42,595

Interest expense:
Interest on deposits	1,884	792	(199)	(5)	2,477
Interest on FHLB Advances	17	247	(64)	(5)	200
Interest on note payable	192	—			192
Total interest expense	2,093	1,039	(263)		2,869
Net interest income	34,766	4,373	587		39,726
Recovery of loan losses	(1,020)	—	—		(1,020)
Net interest income after recovery of loan losses	35,786	4,373	587		40,746
Noninterest income:
Service charges	2,548	80	—		2,628
Gain on sale of premises	2,085	—	—		2,085
Break-up fee from terminated definitive agreement	500	—	—		500
Other income	1,456	169	—		1,625
Total noninterest income	6,589	249	—		6,838
Noninterest expense:
Salaries and employee benefits	16,731	2,005	—		18,736
Occupancy and equipment expense	4,397	480	—		4,877
Other expense	6,740	1,111	186	(6)	8,037
Total noninterest expense	27,868	3,596	186		31,650
Earnings before provision for income tax expense	14,507	1,026	401		15,934
Provision for income tax expense	5,098	437	164	(7)	5,699
Net earnings	9,409	589	237		10,235
Dividends and discount accretion on preferred stock	170	—	—		170
Net earnings available to common shareholders	$9,239	$589	$237		$10,065
Earnings per share:
Basic	$2.18				$2.38
Diluted	$2.12				$2.30
Weighted average shares – basic	4,232				4,232
Weighted average shares – diluted	4,367				4,367

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Basis of Presentation. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015 has been prepared as if the merger had been consummated on that date. The Unaudited Pro Forma Condensed Statements of Earnings for the six months ended June 30, 2015 and for the year ended December 31, 2014 have been prepared as if the merger had been consummated at January 1, 2014.

The Unaudited Pro Forma condensed Combined Balance Sheet is based on historical information from financial statements of FNB Bancorp and America California Bank after giving effect to the merger under the acquisition method of accounting and the assumptions and adjustments in the notes that follow. The estimates of fair value are preliminary and subject to adjustment.

Assumptions relating to the pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Financial Statements are based, in part, upon estimated fair values. Estimated fair values for securities, loans deposits and borrowings were obtained from appropriate valuation methodologies and market information in accordance with Statement of Financial Accounting Standards Board ASC 820, “Fair Values Measurements.” The resulting discounts on loans and deposits for purposes of these pro forma financial statements are being amortized to interest income and interest expense over their estimated remaining term to maturity of up to 9 years for loans and 1 year for time deposits. The discounts and premiums will be amortized to interest income and expense to produce a constant yield to maturity. Core deposit intangibles created as a result of the transaction are for non-maturity deposits and in the pro forma financial statements are being amortized to non-interest expense using straight line amortization over a period of 15 years.

(2) Adjustments to cash and due from banks recorded for the merger were as follows:

Contractual purchase price	$21,500
Escrow and closing costs	350
Total cash paid	$21,850

Escrow and closing costs consist primarily of legal, accounting and investment banking fees incurred on behalf of FNB Bancorp

(3) Preliminary accrued expenses and fair value adjustments to the net book value of assets acquired and liabilities assumed for the merger are as follows:

Fair Value
Adjustment
Loans receivable	$(465)
Allowance for loan losses	2,636
Core deposit intangible	727
Certificates of Deposit	(243)
Accrued expenses	(1,842)
Other borrowings	(81)
Subtotal net fair value adjustments	732
Deferred tax liability related to purchase	(300)
Total fair value adjustments	$432

(4) Adjustments to eliminate shareholders’ equity and to record goodwill are as follows:

Elimination of preferred stock	$(3,884)
Elimination of common stock	(10,096)
Elimination of retained earnings	(4,393)
Cash consideration paid to sellers	21,500
Elimination of accumulated other comprehensive income	294
Fair value adjustments (see Note 3)	(432)
Goodwill	$2,989

(5) Pro forma adjustments to interest income and interest expense were calculated for the transaction as follows:

		For the Twelve
	For the Six	Months Ended
	Months Ended	December 31,
	June 30, 2015	2014
Accretion of discount on loans (9 years)	$181	$324
Total adjustments to interest income	$181	$324

Amortization of premium on time certificates of deposit (1 years)	$(112)	$(199)
Amortization of premium on FHLB advances (2 years)	(36)	(64)
Total adjustments to interest expense	$(148)	$(263)

(6) The preliminary estimated fair value of core deposit intangible was $727,000. The core deposit intangible is amortized based on a estimated remaining life of the non-maturity deposit portfolio over 15 years. The Pro forma adjustment to non-interest expense for the amortization of the core deposit intangible is $93,000 for the six months ended June 30, 2015 and $186,000 for twelve months ended December 31, 2014.

(7) Pro forma income tax expense was calculated using a statutory tax rate of 41%.

(8) Pro forma basic earnings per common share is calculated by dividing net earnings by the average number of common shares outstanding. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common share equivalents. The basic and diluted weighted average number of common stock and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using FNB Bancorp’s historical weighted average common stock and common stock equivalents.